ESCROW AGREEMENT

This **ESCROW AGREEMENT** is entered into as of the 11th day of May, 2007 (this "Escrow Agreement"), by and among WILSON SONSINI GOODRICH & ROSATI ("Escrow Agent"), MPHASE TECHNOLOGIES, INC. ("mPhase") and BITBAND TECHNOLOGIES, LTD. ("Bitband").

RECITALS:

WHEREAS, mPhase purchased certain products from Bitband, for which mPhase owed Bitband $157,329.60, of which mPhase (a) has paid a total of $56,243.00 and (b) pursuant to all outstanding invoices currently owes Bitband $101,086.60 (the "Outstanding Amount");

WHEREAS, mPhase and Bitband have agreed that mPhase will pay the Outstanding Amount by delivery of the following four checks: Check number 11358, dated May 24, 2007, in the amount of $25,422 (the "May Payment"), Check number 11359, dated June 21, 2007, in the amount of $25,422 (the "June Payment"), Check number 11360, dated July 19, 2007, in the amount of $25,422 (the "July Payment") and Check number 11362, dated August 23, 2007, in the amount of $24,820.60 (the "August Payment"; and together with the May Payment, June Payment and July Payment, the "Payments");

WHEREAS, mPhase and Bitband have agreed that mPhase will deposit the Payments with the Escrow Agent;

WHEREAS, mPhase and Bitband desire that Escrow Agent serve as escrow agent with respect to holding and delivering the checks for the Payments, and Escrow Agent is willing to act as such escrow agent, subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Payments of Property. On even date herewith, mPhase has delivered to Escrow Agent the Payments.

2. Holding in Escrow. Escrow Agent hereby acknowledges the initial receipt of the Payments and agrees to hold the Payments subject to the terms and conditions of this Escrow Agreement.

3. Delivery of the Payments. Escrow Agent shall deliver to Bitband the following Payments no earlier than the following dates: the May Payment on May 24, 2007, the June Payment on June 21, 2007, the July Payment on July 19, 2007 and the August Payment on August 23, 2007. No action by or with respect to mPhase (including any consent or approval, even if expressly contemplated by this Escrow Agreement) shall be required hereunder with respect to the delivery of the Payments.

4. Expenses. All reasonable fees and expenses of Escrow Agent for its services under this Escrow Agreement (including attorneys' fees and disbursements) shall be paid by mPhase.

5 Limitation on Escrow Agent's Liability. Escrow Agent's responsibilities and liabilities shall be limited as follows:

(a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Escrow Agreement which are signed by an officer of Bitband and an officer of mPhase. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. In no event shall the Escrow Agent be liable for punitive, incidental or consequential damages.

(b) Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of any other agreement between the parties to this Escrow Agreement. Escrow Agent shall not be responsible or liable in any manner whatsoever for the performance by mPhase or Bitband or any other party for their respective obligations under this Escrow Agreement, nor shall Escrow Agent be responsible or liable in any manner whatsoever for the failure of the other parties to this Escrow Agreement or of any third party to honor any of the provisions of this Escrow Agreement.

(c) The duties and obligations of Escrow Agent shall be limited to and determined solely by the express provisions of this Escrow Agreement and no implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent. Escrow Agent is not bound by and is under no duty to inquire into the terms or validity of the Payments, any other agreements or documents, including any agreements which may be related to, referred to in or deposited with Escrow Agent in connection with this Escrow Agreement.

(d) Escrow Agent shall be entitled to rely upon and shall be protected in acting in reliance upon any instruction, notice, information, certificate, instrument or other document, consistent with the terms hereof, which is submitted to it in connection with its duties under this Escrow Agreement and which Escrow Agent in good faith believes to have been signed or presented by the proper party or parties. Escrow Agent shall have no liability with respect to the form, execution, validity or authenticity thereof.

(e) Subject to the terms hereof, Escrow Agent shall be entitled to rely upon written instructions from mPhase or Bitband if they are signed by any officer of such party, including without limitation, by the President, any Vice President, the Treasurer or the Secretary, and shall be fully protected in so doing. Escrow Agent may rely upon a facsimile signature of mPhase or Bitband.

(f) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(g) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Escrow Agreement or any documents or papers deposited or called for hereunder while acting in good faith and in the exercise of reasonable judgment.

(h) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Escrow Agreement or any documents deposited with the Escrow Agent.

(i) In performing any duties under the Escrow Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Escrow Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Escrow Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Escrow Agreement while acting in good faith and in the exercise of reasonable judgment.

(j) If any controversy arises between the parties to this Escrow Agreement, or with any other party, concerning the subject matter of this Escrow Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Payments and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Escrow Agreement. In such event, the Escrow Agent will not be liable for damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which, subject to the other provisions of this Escrow Agreement allocating the costs and expenses of the escrow between the parties, the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully

released and discharged of and from all obligations and liability imposed by the terms of this Escrow Agreement.

(k) Bitband and mPhase and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Escrow Agreement, including but not limited to any litigation or arbitration arising from this Escrow Agreement or involving its subject matter.

(l) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Bitband and mPhase shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If Bitband and mPhase fail to agree upon a successor escrow agent within such time, the Escrow Agent may apply to the American Arbitration Association to appoint a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall then be discharged from any further duties and liability under this Escrow Agreement.

6. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given, when received, if delivered by hand or by fax, one (1) business day after it is sent, if sent prepaid, for next day delivery by a reliable overnight courier service, and three (3) business days after it is deposited, if placed in the mails for delivery by certified mail, return receipt requested, postage prepaid, addressed to the appropriate party at his or its address set forth below:

If to Escrow Agent:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Pao Alto, CA 94304
Telephone: (650) 849-3324
Facsimile: (650) 493-6811
Attention: Donna Petkanics

If to Bitband:

Bitband Technologies Ltd.
328 South Abbot Avenue
Milpitas, CA 95035
Telehpone: (408) 586-9901
Facsimile: (408) 586-9902
Attention: Nati Lavi

If to mPhase: MPhase Technologies, Inc.
150 Clove Road, Suite 11
Little Falls, NJ 07424
Facsimile: (973) 256-9387
Attention: Gustave T. Dotoli

A party may change the address at which notices are to be given by giving notice of such change in the manner hereinabove provided for the giving of notices.

7. Governing Law; Consent to Jurisdiction. This Escrow Agreement and all matters arising directly and indirectly hereunder shall be governed by, and construed in accordance with, the internal laws of the State of California, without reference to the choice or conflicts of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Escrow Agreement and the transactions contemplated hereby.

8. Term. This Escrow Agreement shall continue in effect until all Payments have been distributed in accordance with the terms of this Escrow Agreement.

9. Entire Agreement. This Escrow Agreement and the agreements specifically referred to herein and therein constitute the entire agreement among the parties hereto other than Escrow Agent and supersede all prior agreements and understandings, oral or written, among the parties hereto with respect to the subject matter hereof or thereof. Escrow Agent shall be bound only by this Escrow Agreement. This Escrow Agreement may be amended, modified or revoked only with the express written consent of mPhase, Escrow Agent and Bitband.

10. Counterparts. This Escrow Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement on the day and year first above written.

BITBAND TECHNOLOGIES, LTD.

By: ERVIN LEIBOVICI
Title: CEO

MPHASE TECHNOLOGIES, INC.

By:
Title:

WILSON SONSINI GOODRICH & ROSATI, P.C.
As Escrow Agent

By:
Title:

IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement on the day and year first above written.

BITBAND TECHNOLOGIES, LTD.

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By:
Title:

MPHASE TECHNOLOGIES, INC.

____

By: Gustave T. Petoli
Title: CEO

WILSON SONSINI GOODRICH & ROSATI, P.C.
As Escrow Agent

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By:
Title: